Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
Florida
a) Engle Progeny Cases.
Pursuant to the Florida Supreme Court’s July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of June 30, 2010, Liggett and/or the Company were named in approximately 7,014 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 8,284 plaintiffs, approximately 3,862 of whom have claims pending in federal court and 5,082 in state court. Duplicate cases were filed in federal and state court on behalf of approximately 660 of these plaintiffs. The total number of cases will likely increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 5. Contingencies.” As of June 30, 2010, 43 alleged Engle progeny cases, where Liggett is currently a named defendant, were scheduled for trial in 2010 and 2011. These cases, and cases that have been tried and are currently on appeal, or will be appealed, are described below:
Allen v. R.J. Reynolds, et al., Case No. 16-2007-CA-008311-AXXX-MA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 09/18/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/16/10.
Allen v. R.J. Reynolds, et al., Case No. 08-6848, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One smoker suing on behalf of the estate and survivors of a deceased smoker. The case is set for trial starting 10/04/10.
Alvarez v. R.J. Reynolds, et al., Case No. 07-30302, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 09/17/07). Two individuals suing. The case is scheduled for trial in 04/11/11.
Antal v. R.J. Reynolds, et al., Case No. 2007-CA-3025, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). One individual suing. The case is scheduled for trial in 03/11.
Brock v. R.J. Reynolds, et al., Case No. 01-2007-CA-5190, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 12/18/07). One individual suing. The case is scheduled for trial starting 12/06/10.
Campbell v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 07/08/08). This is a wrongful death action which proceeded to jury trial in July 2009. In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000. The jury apportioned damages as follows: plaintiff – 57%, R.J. Reynolds – 39%, Philip Morris – 2%, and Liggett – 2% ($156,000). No punitive damages were awarded against Liggett. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding, which scheduled for August 16, 2010. Defendants appealed the judgment.
Campbell v. R.J. Reynolds, et al., Case No. 09-CA-000493, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/09/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/04/10.
Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced on March 22, 2010. On April 13, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $3,490,000. The jury apportioned damages as follows: plaintiff – 30%, Liggett – 10% ($349,000), R.J. Reynolds – 60%. The jury found Liggett liable for $1,000,000 in punitive damages. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding.
Cohen v. Philip Morris, Inc., et al., Case No. 07-46336, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing. The case is scheduled for trial starting 12/06/10.
Cox v. R.J. Reynolds, et al., Case No. 01-2008-CA-3712, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 12/06/10.
Delgado v. R.J. Reynolds, et al., Case No. 07-29094, Circuit Court of the 11th Judicial Circuit Florida, Miami-Dade County (case filed 09/07/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/02/11.
Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate and survivors of a deceased smoker. On March 10, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned damages as follows: plaintiff – 50%, Liggett – 27% ($1,350,000), Philip Morris – 18% and R.J. Reynolds – 5%. No punitive damages were awarded. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding which is currently scheduled in August 2010. Defendants appealed the judgment.
Duque v. Philip Morris, et al., Case No. 07-46324, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing. The case is scheduled for the two week trial period starting 09/20/10.
Esclavon v. R.J. Reynolds, et al., Case No. 2007-33129, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 12/10/07). Two individuals suing. The case is scheduled for trial starting 12/06/10.
Fausel v. R.J. Reynolds, et al., Case No. 38-2010-CA-0130, Circuit Court of the 8th Judicial Circuit, Florida, Levy County (case filed 02/11/10). One individual suing. The case is scheduled for trial starting 01/03/11.

Forman v. Philip Morris, et al., Case No. 07-46345, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 09/20/10.
Gafney v. R.J. Reynolds, et al., Case No. 07-CA-020540, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/14/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/12/10.
Gregory v. R.J. Reynolds, et al., Case No. 08-10-CA, Circuit Court of the 14th Judicial Circuit, Florida, Holmes County (case filed 01/10/08). One individual suing. The case is scheduled for trial starting 03/21/11.
Haldeman v. R.J. Reynolds, et al., Case No. 07-3798, Circuit Court of the 5th Judicial Circuit, Florida, Marion County (case filed 12/11/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the two week trial period starting 11/08/10.
Harewood v. Philip Morris, et al., Case No. 07-46331, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the four week trial period starting 10/04/10.
Hatziyannakas v. R.J. Reynolds, et al., Case No. 07-36751, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 09/27/10 — 12/17/10.
Huish v. R.J. Reynolds, et al., Case No. 01-2008-CA-003714, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/07/11.
Kaplan v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/01/08). One individual suing. The case is scheduled for the trial period 09/27/10 – 12/17/10.
Katz v. R.J. Reynolds, et al., Case No. 2009-CA-004037, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 02/04/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/29/10.
Kirchen-Hawkins v. R.J. Reynolds, et al., Case No. 50 2008-CA-039473, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 09/12/11.
Koonce v. R.J. Reynolds, et al., Case No. 38-2009-CA-1117, Circuit Court of the 8th Judicial Circuit, Florida, Levy County (case filed 10/02/09). One individual suing as personal representative of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 12/06/10.

Larkin v. R.J. Reynolds, et al., Case No. 02-02829, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 01/31/02). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/14/11.
Leeth v. R.J. Reynolds, et al., Case No. 07-18501, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 12/21/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/14/11.
Lowe v. R.J. Reynolds, et al., Case No. 07-3801, Circuit Court of the 5th Judicial Circuit, Florida, Marion County (case filed 12/07/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/16/11.
Marraffino (formerly Talenfeld) v. R.J. Reynolds, et al., Case No. 08-22565, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case may be scheduled for trial in 09/10.
Muhlig v. Philip Morris, et al., Case No. 07-46352, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 01/11.
O’Dwyer-Harkins v. R.J. Reynolds, et al., Case No. 16-2008-CA-000009-XXXX-MA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 01/02/08). One individual suing as on behalf of the estate and survivors of a deceased smoker. The case is likely to be scheduled for trial in 2011.
Ojeda v. Philip Morris USA Inc. et al., Case No. 09-07143, Circuit Court of the 11th Judicial Circuit , Florida, Miami-Dade County (case filed 01/29/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/22/10.
Palmieri v. R.J. Reynolds, et al., Case No. 07-26287, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/10/07). Two individuals suing. The case is scheduled for the trial period of 09/27/10 – 12/17/10.
Perez v. R.J. Reynolds, et al., Case No. 08-04304, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 01/02/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/14/11.
Perry v. R.J. Reynolds, et al., Case No. 01-2008-CA-150, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/01/10.
Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced in March 2010. On April 26, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned damages as follows: plaintiff – 35%, Liggett – 20% ($3,017,338), Philip Morris – 15% and R.J. Reynolds – 30%. No punitive damages were awarded against Liggett. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding.
Richter v. R.J. Reynolds, et al., Case No. 50 2008-CA-038650, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial on 09/12/11.
Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Florida, Hernando County (case filed 05/21/08). The case is scheduled for trial starting 10/25/10.
Rohr v. R.J. Reynolds, et al., Case No. 07-34472, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/12/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 06/28/10 – 09/24/10.
Santana v. Philip Morris, et al., Case No. 07-16279, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 05/31/07). One individual suing. The case is scheduled for trial starting 01/18/11.
Simon v. R.J. Reynolds, et al., Case No. 50 2008-CA-038812, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/05/11.
Sotherden v. R.J. Reynolds, et al., Case No. 01-2008-CA-3116, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 06/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/07/11.
Sulcer v. R.J. Reynolds, et al., Case No. 2007-CA-2540, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 10/26/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 01/31/11.
Sury v. R.J. Reynolds, et al., Case No. 16-2007-CA-011175-IXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 11/29/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 09/13/10.
Tullo v. R.J. Reynolds Tobacco Co., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/14/08). One individual suing. The case is scheduled for trial starting 11/01/10.
Webb v. R.J. Reynolds, et al., Case No. 38-2009-1285, Circuit Court of the 8th Judicial Circuit, Florida, Levy County (case filed 11/13/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/01/10.
Weingart v. R.J. Reynolds, et al., Case No. 08-CA-038878, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/8/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/14/11.

b) Other Individual Cases.
Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 09/24/09). Two individuals suing.
Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 08/25/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/30/08). One individual suing.
Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial concluded in February 2009 and the jury returned a verdict for plaintiff in the amount of $1,200,000 (plus $95,972 in economic damages) but found plaintiff 40% at fault, which reduced the damages award to $815,972. No punitive damages were awarded. The final judgment was entered on March 30, 2009. Liggett appealed the verdict. In May 2009, the court granted plaintiff’s motion for an award of attorneys’ fees. A hearing to set the amount of attorneys’ fees is scheduled for 09/13/10.
Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 08/15/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/21/08). Two individuals suing.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint.
McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/04/09). Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 06/26/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Spry v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 07/27/06). Two individuals suing. Discovery is pending.
Louisiana
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Iberville Parish (case filed 07/25/00). Seven individuals suing.
Hunter, et al. v. R. J. Reynolds, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 12/04/02). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, St. Mary Parish (case filed 05/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 05/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, St. Tammany Parish (case filed 06/10/03). Five individuals suing.
Maryland
Burik, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-08-000429, Circuit Court, Maryland, Baltimore City (case filed 06/09/10). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Defendants’ response to Plaintiff’s complaint is due on August 13, 2010. Liggett will file an adoption of Cigarette Defendants’ Motion to Dismiss.
Love, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-08-000120, Circuit Court, Maryland, Baltimore City (case filed 06/01/10). Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Defendants’ response to Plaintiff’s complaint is due on August 6, 2010. Liggett will file an adoption of Cigarette Defendants’ Motion to Dismiss.

Missouri
Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Missouri, Jackson County (case filed 05/21/03). Two individuals suing.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant in this case.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants’ motion to dismiss plaintiffs’ claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants’ motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs filed a motion seeking to reargue this decision before the appellate court. A hearing is scheduled for 07/30/10.
Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants’ motion to dismiss plaintiffs’ claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants’ motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs filed a motion seeking to reargue this decision before the appellate court. A hearing is scheduled for 07/30/10.
Tormey, et al. v. The American Tobacco Company, et al., Case No. 2005-0506, Supreme Court of New York, Onondaga County (case filed 01/25/05). Two individuals suing.
Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing. A Note of Issue requesting a trial date is scheduled to be filed on 12/17/10.
Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 03/20/01). Two individuals suing.
Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 06/04/01). One individual suing.
II. CLASS ACTION CASES
a) Smoking Related
Brown, et al. v. Philip Morris USA Inc., et al., (In Re: Tobacco II Cases), Case No. 711400, Superior Court of California, County of San Diego (case filed 10/01/97). The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants’ motion, and plaintiffs appealed that decertification order. In September 2006, the California Court of Appeal affirmed the class decertification order. In May 2009, the California Supreme Court reversed the class decertification order and remanded the case for further proceedings regarding whether there are class representatives that can demonstrate standing. In June 2009, the defendants filed a Petition for Rehearing in the California Supreme Court, which was denied by the court in August 2009. Additionally, in September 2009, plaintiffs’ counsel informed the trial court that plaintiffs intend to seek reconsideration of the trial court’s September 2004 order finding that plaintiffs’ allegations regarding lights cigarettes are preempted by federal law. Plaintiffs contend that the recent decision in Altria Group v. Good, by the United States Supreme Court, necessitates reconsideration of the trial court’s September 2004 preemption ruling. In March 2010, the trial court granted reconsideration of its September 2004 order granting partial summary judgment to defendants with respect to plaintiffs’ “lights” claims on the basis of judicial decisions issued since its order was issued, including the United States Supreme Court’s ruling in Altria v Good, thereby reinstating plaintiffs’ “lights” claims. Since the trial court’s prior ruling decertifying the class was reversed on appeal by the California Supreme Court, the parties and the court are treating all claims currently being asserted by the plaintiffs as certified, subject, however, to defendants’ challenge to the class representatives standing to assert their claims. In June 2010, plaintiffs filed a motion seeking collateral estoppel effect from the findings in the case brought by the Department of Justice (see DOJ lawsuit described below). Trial is scheduled to start May 6, 2011. Trial is scheduled to start on 05/06/11.
Calistro, et al. v. Altria Group, Inc., et al., Case No. 358/2010, Superior Court of the Virgin Islands, Division of St. Thomas & St. John (case filed 07/07/10). The action was brought on behalf of a putative class of smokers who contend they were injured by the defendants’ alleged fraudulent concealment and other purported misconduct regarding the addictive nature of nicotine and the promotion of “light” cigarettes. The plaintiffs seek equitable relief, compensatory and punitive damages, including, without limitation, damages for medical monitoring and nicotine rehabilitation programs.
Cleary, et al. v. Philip Morris, Inc., et al., Case No. 09-cv-01596, USDC Northern District of Illinois (case was originally filed 06/03/98 in Circuit Court of Cook County, Illinois). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting their advertising and marketing to minors; and (3) the defendants’ claimed breach of the public’s right to defendants’ compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs seek disgorgement of all profits unjustly received through defendants’ sale of cigarettes to plaintiffs. In March 2009, plaintiffs filed a Third Amended Complaint replacing one named class representative with a new plaintiff and adding new allegations regarding defendants’ sale of “light” cigarettes. In March 2009, defendants filed a notice of removal to the United States District Court for the Northern District of Illinois. In November 2009, plaintiffs filed a revised motion for class certification. On February 1, 2010, the court granted summary judgment in favor of defendants as to all claims, other than a “lights” claim involving another cigarette manufacturer. On February 22, 2010, the court denied plaintiffs’ motion for class certification as to each purported class of plaintiffs, but, allowed plaintiffs an opportunity to reinstate the motion as to the addiction claim, if the plaintiffs identified a new class representative, which they did, on April 13, 2010. Plaintiffs filed a Fourth Amended Complaint in an attempt to resurrect their addiction claims. On June 22, 2010, the court granted defendants’ motion to dismiss the Fourth Amended Complaint. On July 20, 2010, plaintiffs moved for reconsideration. The court denied the motion for reconsideration on July 23, 2010.
In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial commenced in June 2010 and ended in a mistrial.
Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Kanawha County (case filed 04/09/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants in the United States Bankruptcy Court for the District of Delaware.
Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of the appeal in Scott v. American Tobacco Co. For more information on the Scott case, see “Note 5. Contingencies.”

b) Price Fixing
Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001 and discovery is proceeding. The case is set for a status conference on 08/30/10.
III. HEALTH CARE COST RECOVERY ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. cv-982-09652, Circuit Court, Missouri, City of St. Louis (case filed 11/16/98). The City of St. Louis and approximately 38 hospitals and former hospitals seek to recover past and future costs expended to provide healthcare to charity and bad debt patients suffering from tobacco-related illnesses, as well as the increased costs associated with the treatment of all patients, from 16 remaining defendants, including Liggett Group LLC and Liggett & Myers Inc. In June 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. In April 2010, the court further determined that each plaintiff is barred from seeking any damages which accrued more than five years prior to the time that that plaintiff joined the suit. In that same order, the court granted partial summary judgment for defendants barring plaintiffs’ claim for future damages, which include damages that may accrue after August 23, 2007 or a later date (but prior to trial) as the court may determine by subsequent order. In June 2010, the court denied plaintiffs’ motion for summary judgment asserting collateral estoppel. In July 2010, the court granted in part defendants’ motion for partial summary judgment based on preemption regarding: (1) all of plaintiffs’ failure to warn claims, whether sounding in negligence or in strict liability; (2) plaintiffs’ claim for negligent omission (although not including the negligent misrepresentation or fraudulent omission claims); and (3) all of Plaintiffs’ so-called “targeted marketing” claims and allegations. Defendants have filed other summary judgment motions that remain pending. Trial is scheduled to start on 01/10/11.
Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from sales to minors. The case is dormant.
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Jerusalem, Israel (case filed 09/28/98). General Health Services seeks to recover the past and future value of the total expenditures for health-care services provided to residents of Israel resulting from tobacco related disease along with interest, increased and/or exemplary damages and costs. Motions filed by the defendants are pending before the Israel Supreme Court, seeking appeal from a lower court’s decision granting leave to plaintiff for foreign service of process. A hearing occurred in March 2005. A decision is pending.
National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, Inc., et al., 08-cv-02021, USDC, Eastern District of New York (case filed 05/20/08). Plaintiffs filed this action pursuant to the Medicare as Secondary Payer statute to recover for Medicare expenditures made from May 21, 2002 to the present. In July 2008, defendants’ filed a motion to

dismiss and plaintiffs’ filed a motion for partial summary judgment. In March 2009, the court granted defendants’ motion to dismiss. In May 2009, plaintiffs noticed an appeal to the United States Court of Appeals for the Second Circuit. In February 2010, defendants moved to dismiss the appeal. Oral argument is scheduled in September 2010.